Exhibit 99.2(a)

ADAPTI, INC.

PRPFORMA FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

1

2

Adapti, Inc.

Proforma Condensed Combined Balance Sheets

(unaudited)

			Proforma Adapti			Proforma Adapti
	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,
	2024	2025	2025	2023	2024	2024
ASSETS
Current Assets:
Cash	$113,228	$572	$113,800	$50,118	$702	$50,820
Accounts receivable	70,645	640	71,285	101,914	1,904	103,818
Prepaid expenses	-	-	-	1,620	-	1,620
Contracts receivable-current	4,035,342	-	4,035,342	5,561,323	-	5,561,323
Rou Asset- current	300,000	-	300,000	300,000	-	300,000
Total Current Assets	4,519,215	1,212	4,520,427	6,014,975	2,606	6,017,581

Equipment, net	-	-	-	-	-	-
Contracts receivable-long term	4,266,251	-	4,266,251	4,274,605	-	4,274,605
Present value of contracts receivable	-	-	19,180,000	-	-	19,180,000
Intangible asset -brand name	-	-	5,754,730	-	-	4,776,939
Due from related party	760,552	-	760,552	-	-	-
ROU Asset	952,432	-	952,432	1,225,851	-	1,225,851
Total Long Term Assets	5,979,234	-	30,913,964	5,500,456	-	29,457,395

TOTAL ASSETS	$10,498,449	$1,212	$35,434,391	$11,515,431	$2,606	$35,474,976

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$684,810	$525,618	$1,210,428	$630,276	$140,350	$770,626
Convertible notes payable, accrued interest	-	52,745	52,745	-	-	-
Related party convertible notes payable, accrued interest	-	211,113	7,711,113	-	-	7,500,000
Related party notes payable, accrued interest	-	242,511	242,511	-	346,016	346,016
Due to related parties	-	-	-	508,000	-	508,000
Line of credit	1,233,388	-	1,233,388	163,752	-	163,752
Commissions payable-current	2,460,316	-	2,460,316	1,269,979	-	1,269,979
Operating lease liability, current	300,000	-	300,000	300,000	-	300,000
Total Current Liabilities	4,678,514	1,031,987	13,210,501	2,872,007	486,366	10,858,373

Long term debt	80,900	-	80,900	80,900	-	80,900
Commissions payable-long term	2,221,332	-	2,221,332	3,793,612	-	3,793,612
Operating lease liability, long term	952,432	-	952,432	1,225,851	-	1,225,851
EIDL Loans	-	7,000	7,000	-	7,000	7,000
Total Long - Term Liabilities	3,254,664	7,000	3,261,664	5,100,363	7,000	5,107,363

Total Liabilities	7,933,178	1,038,987	16,472,165	7,972,370	493,366	15,965,736

Stockholders’ Equity (Deficit):
Preferred Stock, par value $0.001, authorized 20,000,000 issued zero at March 31, 2025 and March 31, 2024, respectively	-	-	-	-	-	-
Common stock, $0.001 par value, Authorized 200,000,000, 1,532,388 and 1,483,555 shares outstanding at March 31, 2025 and March 31, 2024, respectively	-	1,532	8,032	-	1,484	7,984
Additional paid-in capital	23,189,186	8,473,086	28,466,586	22,969,187	8,060,004	28,053,504
Accumulated deficit	(20,623,916)	(9,512,394)	(9,512,394)	(19,426,126)	(8,552,249)	(8,552,249)
Total Stockholders’ Equity (Deficit)	2,565,270	(1,037,775)	18,962,225	3,543,061	(490,761)	19,509,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/ (DEFICIT)	$10,498,448	$1,212	$35,434,390	$11,515,431	$2,606	$35,474,975

3

Adapti, Inc.

Proforma Condensed Combined Statements of Operations

(unaudited)

	Ballengee For the Year Ended December 31, 2024		Adapti For the Year Ended March 31, 2025	Adapti Proforma Year ended March 31, 2025	Ballengee For the Year Ended December 31, 2023		Adapti For the Year ended March 31, 2024	Adapti Proforma Year ended March 31, 2024

Revenues		$7,083,692	$4,894	$7,088,586		$7,553,631	$13,672	$7,567,303
Cost of revenue (1)(2)(3)		5,109,113	-	5,109,113		5,513,922	200,240	5,714,162
Gross Profit		1,974,580	4,894	1,979,474		2,039,709	(186,568)	1,853,141

Operating Expenses
General and administrative (1)(2)		$2,063,044	$73,944	$2,136,988		$2,121,296	$16,136	$2,137,432
Professional fees		963,089	834,576	1,797,665		776,334	1,496,924	2,273,258
Total Operating Expenses		3,026,133	908,520	3,934,653		2,897,630	1,513,060	4,410,690

Loss from operations		(1,051,554)	(903,626)	(1,955,180)		(857,921)	(1,699,628)	(2,557,549)

Other Expense
Other income (expense)		-	-	-		-	25	25
Interest expense		(171,306)	(56,519)	(227,825)		(165,579)	(9,412)	(174,991)
Net Other Expense		(171,306)	(56,519)	(227,825)		(165,579)	(9,387)	(174,966)

Net Loss		$(1,222,860)	$(960,145)	$(2,183,005)		$(1,023,500)	$(1,709,015)	$(2,732,515)

Net Loss Per Common Share: Basic and Diluted	$		$(0.642)	$(1.460)	$		$(1.223)	$(1.955)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted			1,494,936	1,494,936			1,397,486	1,397,486

Note 1: “Agent to the Stars” salary for 2024 and 2023 in the amount of $690,000 and $720,000 reclassed to SG&A, respectively.

Note 2: Commission related expenses which was included in salary in SG&A reclassed to cost of revenue for 2024 and 2023 in the amount of 336,444 and 649,799 respectively.

Note 3: Includes marketing passthrough expenses, agent expenses, contract labor and commission expenses. Please see Notes 1 and 2 below.

4

Adapti, Inc.

Proforma Condensed Combined Statements of Changes in Stockholders’ Equity/ (Deficit)

For the Year ended March 31, 2025 and 2024

(unaudited)

	Common Stock		Membership
	Number of Shares	Amount	Units	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders Equity
Balance - March 31, 2023 and December 31, 2022	1,292,558	1,293	10,000	$-	$29,649,693	$(25,245,860)	$4,405,125

Common shares issued for convertible debt	3,514	4	-	-	15,740	-	15,744
Common shares issued for stock compensation	187,482	187	-	-	1,350,992	-	1,351,179
Common shares issued for acquisition	6,500,000	6,500	-	-	(2,975,687)	(13,961,096)	16,930,283
Member contributions and distributions	-	-	-	-	12,767		12,767
Net loss	-	-	-	-	-	(2,732,515)	(2,732,515)

Balance - March 31, 2024 and December 31, 2023	9,983,555	7,484	10,000	$-	$28,053,504	$(8,552,249)	$19,509,239

Common shares issued for stock compensation	19,167	19	-	-	128,314	-	128,333
Common shares issued for note payable	29,666	30	-	-	284,767	-	284,797
Common shares issued for acquisition	-	-	-	-	(220,000)	1,197,789	977,789
Member contributions and distributions	-	-	-	-	220,000	25,070	245,070
Net loss	-	-	-	-	-	(2,183,004)	(2,183,004)

Balance - March 31, 2025 and December 31, 2024	8,032,388	8,032	10,000	$-	$28,466,586	$(9,512,394)	$18,962,224

5

Adapti, Inc.

Proforma Condensed Combined Statement of Cash Flows

(unaudited)

	Ballengee For the Year Ended December 31, 2024		For the year ended March 31, 2025	Adapti Proforma Year ended March 31, 2025	Ballengee For the Year Ended December 31, 2023		For the year ended March 31, 2024	Adapti Proforma Year ended March 31, 2024
OPERATING ACTIVITIES:
Net loss		$(1,222,860)	(960,145)	(2,183,005)		$(1,023,500)	(1,709,015)	(2,732,515)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation		-	128,333	128,333		-	1,063,750	1,063,750
Issuance of notes payable for outstanding accounts payable		-	138,631	138,631		-	-	-
Change in reserve expense		-	-	-		-	(398,752)
Accounts receivable		31,269	1,264	32,533		57,720	(1,514)	56,206
Contracts receivable		1,534,336				248,251	-
Prepaid expenses		1,620				(1,620)	-
Inventory		-	-	-			590,934	590,934
Commission payable		(381,943)	-	-		-
Accrued interest		-	23,724	23,724		(918,130)	8,644	(909,486)
Conversion of accrued interest		-	32,795	32,795		-	-	-
Accounts payable and accrued liabilities		79,603	385,267	464,870		1,377,641	439,483	1,817,124
Net Cash Provided By (Used in) Operating Activities		42,025	(250,130)	(208,105)		(259,638)	(6,470)	(266,108)

INVESTING ACTIVITIES:
Advances Jorgan Development		(1,268,551)		(1,268,551)		1,978,000	-	1,978,000
Net Cash (Used in)/Provided by Investing Activities		(1,268,551)	-	(1,268,551)		1,978,000	-	1,978,000

FINANCING ACTIVITIES:

Net cash (payments) proceeds line of credit		1,069,635	-	1,069,635		(1,708,066)	-	(1,708,066)
Net contributions from BSG Holdings, LLC		220,000	-	220,000		12,767	-	12,767
Notes issued for cash		-	250,000	250,000		-	-	-
Net Cash Provided by Financing Activities		1,289,635	250,000	1,539,635		(1,695,299)	-	(1,695,299)

Net increase (decrease) in cash		63,109	(130)	62,979		23,063	(6,470)	16,593
Cash, beginning of period		50,118	702	50,820		27,055	7,172	34,227
Cash, end of period		$113,228	572	113,800		50,118	702	50,820

Supplemental cash flow information
Cash paid for interest	$		-	-	$		-	-
Cash paid for taxes	$		-	-	$		-	-

Non-cash transactions operating investing and financing transactions:

Issuance of note payable in exchange for outstanding accounts payable		$-	138,631	138,631		$-	252,003	252,003
Conversions of notes payable, accrued interest		$-	284,796	284,796		$-	15,743	15,743
Issuance of note payable in exchange for outstanding accounts payable		$-	-	-		$-	84,613	84,613
Issuance of share based compensation in exchange of outstanding accounts payable		$-	-	-		$-	284,430	284,430

6

The Company accounts for all business combinations in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations” (“ASC 805”), using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, may be made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period would be recorded as income. Results of operations of the acquired entity are included in the Company’s results from operations from the date of the acquisition onward and include amortization expense arising from acquired assets. The Company expenses all costs as incurred related to an acquisition in the statements of operations.

Ballengee Group

Amended and Restated Membership Interest Purchase Agreement

On July 14, 2025, Adapti, Inc. (the “Company”) entered into an amended and restated membership interest purchase agreement (the “Purchase Agreement”) with BSG Holdings, LLC and JBAH Holdings, LLC (“Sellers”), pursuant to which the Company acquired, from the Sellers, 100% of the outstanding membership interests (“Membership Interests”) of Ballengee Group, LLC (“Ballengee”), a Texas-based sports agency. The acquisition of the Membership Interests closed on July 14, 2025 (the “Closing Date”).

Pursuant to the Purchase Agreement, as consideration for the acquisition of the Membership Interest, the Company is required to pay the Sellers, pro rata, the following aggregate consideration (collectively, the “Consideration”): (i) 6,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) valued at $20,000,000, based on the volume-weighted average price per share of the Common Stock for the ten trading days prior to closing (the “Stock Consideration”), (ii) a participating promissory note having a principal amount of $7,500,000 (the “Note(s)”), and (iii) up to $20,000,000 in earnout consideration to paid over a four (4) year period on the achievement of certain milestones by Ballengee post-acquisition (the “Earnout Consideration”).

Participating Notes

The Notes were issued on the Closing Date and have: (i) a maturity date of June 30, 2030, and (ii) an interest rate of five percent (5%) per annum. Prior to the maturity date, the Company is required to make mandatory payments on the Notes: (i) in the event the Company completes an offering of its securities resulting in gross proceeds of at least $250,000, and (ii) from free cash flow generated by Ballengee, as a standalone entity.

Earnout Consideration

The Earnout Consideration is payable in Common Stock over a four (4) year period beginning on January 1, 2025 and ending on December 31, 2028 (each year, an “Earnout Year”). For each Earnout Year, based on Ballengee’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Sellers will receive the following aggregate consideration: (i) no Earnout Consideration will be earned if EBITDA is less than $2,000,000, (ii) Earnout Consideration will equal EBITDA for EBITDA between $2,000,000 and $5,000,000, and (iii) Earnout Consideration will be $5,000,000 for EBITDA of $5,000,000 or more. The valuation of the Earnout Consideration Common Stock will be valued using the volume weighted average closing price of the Common Stock for the ten (10) trading days immediately prior to December 31 of each applicable Earnout Year.

Ballengee continued its operations uninterrupted during closing and retained certain key employees. The exchange agreement included customary representations, warranties and covenants of the parties. The closing of the exchange agreement was subject to certain closing conditions, including that the Members have not materially misrepresented any of the representations contained in the exchange agreement and its exhibits.

7

The Company has combined the acquisition effective December 31, 2024 to simplify the accounting under ASC 805 purchase accounting as it pertains to the acquisition of the Ballengee Group, LLC.

The following table summarizes the provisional unaudited purchase price allocations relating to the Ballengee acquisition:

Preliminary Provisional
Purchase Price
Allocation
Cash	$113,228
Total assets	10,385,221
Liabilities	(7,933,178)
Net assets acquired	$2,565,271

Preliminary Provisional
Purchase Price
Allocation
Cash	$113,228
Total assets	10,385,221
Value of future contract receivables	19,180,000
Intangible asset- brand name	5,754,730
Liabilities	(7,933,178)
Net	$27,500,000

The purchase price for the acquisition was allocated to the fair value of the assets acquired and liabilities assumed based on the estimates of the fair values at the acquisition date.

The unaudited pro forma information set forth above is for informational purposes only. The pro forma information should not be considered indicative of actual results that would have been achieved if the Ballengee acquisition had occurred on December 31, 2024. The unaudited supplemental pro forma financial information was calculated by combining the Company’s results with the stand-alone results of Ballengee. For the identified periods, which were adjusted for certain transactions and other costs that would have occurred during this pre-acquisition period.

The Company has combined the acquisition effective December 31, 2023 to simplify the accounting under ASC 805 purchase accounting as it pertains to the acquisition of the Ballengee Group,LLC.

The following table summarizes the unaudited provisional purchase price allocations relating to the Ballengee acquisition:

Preliminary Provisional
Purchase Price
Allocation
Cash	$50,118
Total assets	11,465,313
Liabilities	(7,972,370)
Net assets acquired	$3,543,061

Preliminary Provisional
Purchase Price
Allocation
Cash	$50,118
Total assets	11,465,313
Value of future contract receivables	19,180,000
Intangible asset- brand name	4,776,939
Liabilities	(7,972,370)
Net	$27,500,000

The purchase price for the acquisition was allocated to the fair value of the assets acquired and liabilities assumed based on the estimates of the fair values at the acquisition date.

The unaudited pro forma information set forth above is for informational purposes only. The pro forma information should not be considered indicative of actual results that would have been achieved if the Ballengee acquisition had occurred on December 31, 2023. The unaudited supplemental pro forma financial information was calculated by combining the Company’s results with the stand-alone results of Ballengee for the identified periods, which were adjusted for certain transactions and other costs that would have occurred during this pre-acquisition period.

8